Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

The Western Union Company

EXCHANGE OFFERS OF

all outstanding 5.400% notes due 2011

for

5.400% notes due 2011 which have been registered under the Securities Act of 1933, as amended

(the “Securities Act”)

and

all outstanding 5.930% notes due 2016

for

5.930% notes due 2016 which have been registered under the Securities Act

and

all outstanding 6.200% notes due 2036

for

6.200% notes due 2036 which have been registered under the Securities Act

and

all outstanding floating rate notes due 2008

for

floating rate notes due 2008 which have been registered under the Securities Act

PURSUANT TO THE PROSPECTUS DATED ,

THE EXCHANGE OFFERS WILL EXPIRE AT                     , NEW YORK CITY TIME, ON                     , 2007, UNLESS EXTENDED (THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN PRIOR TO                     , NEW YORK CITY TIME, ON THE EXPIRATION DATE.

As set forth in the Prospectus dated                     ,              (the “Prospectus”) under the caption “The Exchange Offer—Guaranteed Delivery Procedures” and the accompanying Letter of Transmittal (the “Letter of Transmittal”) and Instruction 1 thereto, this form, or one substantially equivalent hereto, must be used to accept the Exchange Offers if certificates representing the 5.400% Notes due 2011, 5.930% Notes due 2016, 6.200% Notes due 2036 and Floating Rate Notes due 2008 (collectively, the “Old Notes”), of The Western Union Company, a Delaware corporation (the “Issuer”), are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit a Holder’s certificates or other required documents to reach the Exchange Agent on or prior to the Expiration Date. Such form may be delivered by mail, hand delivery, overnight courier or facsimile transmission to the Exchange Agent and must include a guarantee by an Eligible Institution (as defined in “Exchange Offer — Procedures for Tendering Old Notes” section of the Prospectus) unless such form is submitted on behalf of an Eligible Institution. Capitalized terms used and not defined herein have the respective meanings ascribed to them in the Prospectus.

Wells Fargo Bank, National Association, as Exchange Agent

By registered or certified mail:	By regular mail or overnight courier:	By hand:
Wells Fargo Bank, National Association Sixth Street and Marquette Avenue N9303-110 Minneapolis, MN 55479 Attn: Connell/Rubin	Wells Fargo Bank, National Association Sixth Street and Marquette Avenue N9303-110 Minneapolis, MN 55479 Attn: Connell/Rubin	Wells Fargo Bank, National Association Sixth Street and Marquette Avenue N9303-110 Minneapolis, MN 55479 Attn: Connell/Rubin

Facsimile (Eligible Institutions only): (612) 667-2160

Telephone inquiries: (800) 344-5128

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

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Ladies & Gentlemen:

Upon the terms and subject to the conditions set forth in the Prospectus and the accompanying Letter of Transmittal, receipt of which is hereby acknowledged, the undersigned hereby tenders to the Issuer $                     principal amount of Old Notes, pursuant to the guaranteed delivery procedures set forth in the Prospectus and accompanying Letter of Transmittal.

5.400% NOTES DUE 2011

Certificate Number(s)	Principal Amount Tendered

5.930% NOTES DUE 2016

Certificate Number(s)	Principal Amount Tendered

6.200% NOTES DUE 2036

Certificate Number(s)	Principal Amount Tendered

FLOATING RATE NOTES DUE 2008

Certificate Number(s)	Principal Amount Tendered

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If Old Notes will be tendered by book-entry transfer to The Depository Trust Company (“DTC”), provide account number (as applicable).

Account No.

The undersigned authorizes the Exchange Agent to deliver this Notice of Guaranteed Delivery to the Issuer and Wells Fargo Bank, National Association, as Trustee, with respect to the Old Notes tendered pursuant to the Exchange Offers.

All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

SIGN HERE

Signature(s) of Registered Holder(s) or Authorized Signatory

Name(s) of Registered Holder(s)

(Please Type or Print)

Address

Zip Code

Area code and Telephone Number

Dated:                                                             , 2007

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GUARANTEE

(Not to be Used for Signature Guarantees)

The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office in the United States or is otherwise an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees delivery to the Exchange Agent of certificates representing the Old Notes tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Old Notes into the Exchange Agent’s account at DTC, with a properly completed and duly executed Agent’s Message (as defined in the Letter of Transmittal) or Letter of Transmittal, as the case may be, with any required signature guarantees and any other documents required by the Letter of Transmittal, within three New York Stock Exchange trading days after the Expiration Date.

Name of Firm	Title

Authorized Signature	Name (Please Type or Print)

Address	Dated: , 2007

Area Code and Telephone Number

NOTE: DO NOT SEND CERTIFICATES REPRESENTING OLD NOTES WITH THIS FORM. CERTIFICATES FOR OLD NOTES MUST BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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